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                                                  Exhibit 23.1

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K/A of our report for Rural Cellular Corporation and Subsidiaries dated February 6, 1998 (except for Note 12, as for which the date is July 1, 1998) included in Registration Statement File No. 333-57677. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.

                              ARTHUR ANDERSEN LLP
Minneapolis, Minnesota,

July 24, 1998